EXHIBIT 99.1
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              NEBRASKA BOOK COMPANY, INC. AND NBC ACQUISITION CORP.
          ANNOUNCE CONSENT SOLICITATIONS WITH RESPECT TO 8 3/4% SENIOR SUBORDINATED NOTES DUE 2008 AND 10 3/4% SENIOR DISCOUNT DEBENTURES DUE 2009

         October 7, 2003 -- Nebraska Book Company, Inc. and NBC Acquisition Corp., Nebraska Book's parent company, announced today that:

         o Nebraska Book is soliciting consents to amend certain covenants and other provisions of the indenture governing its 8 3/4% Senior Subordinated Notes due 2008, as further detailed in its Consent Solicitation Statement dated October 6, 2003; and

         o NBC Acquisition is soliciting consents to amend certain covenants and other provisions of the indenture governing its 10 3/4% Senior Discount Debentures due 2009, as further detailed in its Consent Solicitation Statement dated October 6, 2003.

THE CONSENT SOLICITATIONS

         Nebraska Book and NBC Acquisition are soliciting consents from the holders of the Notes and the Debentures, respectively, as of the close of business on October 3, 2003. Adoption of the proposed amendments requires the consent of the holders of at least a majority in principal amount of the Notes or the Debentures, as applicable, eligible to consent. Each consent solicitation is expected to remain open until 5:00 p.m., New York City time, on October 17, 2003, unless otherwise extended by Nebraska Book or NBC Acquisition (the "Expiration Time"), as the case may be.

         Nebraska Book will pay a consent fee of $25.00 per $1,000 principal amount of Notes to holders of the Notes that have delivered valid and unrevoked consents on or prior to the Expiration Time. NBC Acquisition will pay a consent fee of $25.00 per $1,000 principal amount of Debentures to holders of the Debentures that have delivered valid and unrevoked consents on or prior to the Expiration Time. The obligations of Nebraska Book and NBC Acquisition, respectively, to pay consent fees is subject to the satisfaction, on or prior to January 2, 2004, of certain conditions described in the applicable Consent Solicitation Statement.

THE TRANSACTIONS

         As described in the Consent Solicitation Statements, Nebraska Book and NBC Acquisition are proposing to undertake a series of transactions that will consist of the following:

         o the entry into a new secured credit facility that is expected to consist of a $50.0 million revolving credit facility and a $110.0 million term loan facility;

         o        the consent solicitations described above;

         o the use of cash on hand and borrowings under the new senior credit facility by Nebraska Book to refinance all indebtedness under its existing credit facility, to pay a dividend to NBC Acquisition of $91.0 million and to pay fees and expenses related to the transactions; and


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         o        the use of the proceeds from the $91.0 million dividend by NBC
                  Acquisition to purchase shares of its common stock and stock options in an aggregate amount not to exceed $86.0 million and to pay fees and expenses related to the transactions.

THE PROPOSED AMENDMENTS TO THE INDENTURES

         The proposed amendments to the indentures will:

         o revise the Limitation on Restricted Payments covenant (1) in the indenture governing the Notes, to permit Nebraska Book to make the dividend to NBC Acquisition described above, and (2) in the indenture governing the Debentures, to permit NBC Acquisition to purchase shares of its common stock and stock options, as described above; and

         o revise certain defined terms in each of the indentures to permit or facilitate the transactions.

                                    * * * * *

         This news release is neither an offer to purchase nor an offer to sell securities, nor is it a solicitation of consents with respect to any securities. Nebraska Book's consent solicitation is being made only by reference to its Consent Solicitation Statement, dated October 6, 2003, and the related Consent Form. NBC Acquisition' consent solicitation is being made only by reference to its Consent Solicitation Statement, dated October 6, 2003, and the related Consent Form. Copies of these documents may be obtained from Global Bondholder Services Corporation, the Information and Tabulation Agent for each of the consent solicitations, at (212) 430-3774 or (866) 873-7700. Questions regarding the consent solicitations should be addressed to Citigroup and JPMorgan, the Solicitation Agents for the consent solicitations as follows: Citigroup at (800) 558-3745 or (212) 723-6106 and JPMorgan at (212) 270-9153.

CONTACT:   Alan G. Siemek
           Chief Financial Officer
           (402) 421-0499



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